Kaman Corporation Bloomfield, CT 06002 (860) 243-7100	NEWS
KAMAN

KAMAN COMPLETES SALE OF 40 MILLIMETER FUZING BUSINESS

BLOOMFIELD, Conn. (January 2, 2008) – Kaman Corp. (NASDAQ-GM:KAMN) today announced that on December 31, 2007, the Fuzing Segment's Dayron operation completed its previously reported sale of 40 millimeter assets to DSE, Inc., former owner of Dayron.  The 40mm assets, representing a non-core portion of the company’s fuzing business, are comprised principally of equipment and inventory.  The sale price was approximately $4.5 million plus the value of inventory.

Kaman Corp., headquartered in Bloomfield, Conn., conducts business in the aerospace and industrial distribution markets.

###

Contact:
Russell H. Jones
SVP, Chief Investment Officer & Treasurer
(860) 243-6307
Russell.Jones@kaman.com